Exhibit 10.3

UNATTESTED MEMORANDUM OF HYPOTHECATION This Unattested Memorandum of Hypothecation (this "Memorandum") made at the place and on the date as mentioned in Schedule 2 (Miscellaneous) hereto: By The Borrower as mentioned in Schedule 2 (Miscellaneous) hereto (hereinafter referred to as the "Borrower"); in favour of STANDARD CHARTERED BANK, incorporated in England with limited liability by Royal Charter 1853, reference number ZC18 having its principal office in England at 1 Basinghall Avenue, London, EC2V 5DD and having its branch office inter-alia in India at the place as mentioned in Schedule 2 (Miscellaneous) hereto (hereinafter referred to as the "Bank', which expression shall unless it be repugnant to the context or meaning thereof, mean and include its successors, novatees, transferees and assigns). (Standard Chartered Bank is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority). The Borrower and the Bank are hereinafter collectively referred to as the "Parties" and individually as a "Party". WHEREAS A. At the request of the Borrower, the Bank has sanctioned/ granted certain credit facilities to the Borrower up to a maximum principal amount as mentioned in Schedule 2 (Miscellaneous) hereto(the "Facility"), on the terms and conditions set out in the Facility Agreement (as hereinafter defined). B. One of the conditions of the Bank agreeing to sanction/agreeing to grant', the Facility to the Borrower is that the Borrower shall secure the Secured Obligations (as defined below) by creating a security over the Secured Assets (as defined below) in favour of the Bank in the manner set out in this Memorandum. C. In view of the above, the Borrower has agreed to execute this Memorandum in favour of the Bank in the manner hereinafter appearing. NOW THIS MEMORANDUM WITNESSESTH AS UNDER: 1. DEFINITIONS AND INTERPRETATION 1.1 DEFINITIONS In this Memorandum: "Facility Agreement" means the Facility Letter and the Master Credit Terms as mentioned/defined in Schedule 2 (Miscellaneous) hereto between the Borrower and the Bank. 1.2 INTERPRETATION (a) Terms defined in the Facility Agreement have the same meaning in this Memorandum unless expressly defined in this Memorandum.

(b) The provisions of Clause 1.2 (Interpretation) of the Master Credit Terms apply to this Memorandum as though they were set out in full in this Memorandum except that references to the Agreement are to be construed as references to this Memorandum. (c) A reference to the Finance Documents or any other document includes (without prejudice to any prohibition on amendments) ail amendments however fundamental to the Finance Documents or such other document, including any amendment providing for any increase in the amount of a facility, further advances or any additional facility. (d) In case there is more than one Borrower, reference to Borrower (wherever applicable) shall include reference to all the Borrowers. 2. COVENANT TO PAY In consideration of the Finance Documents and the Bank having sanctioned/agreed to grant/continued to grant/granted the Facility to the Borrower, the Borrower covenants and agrees to pay / repay to the Bank all amounts along with interest, default interest, interest tax, additional interest, further interest, liquidated damages, commitment and other charges / fees, premia on prepayment, indemnification payments, fees, financing charges, costs, commissions and all legal and other charges and expenses relating thereto or incidental to the Facility and the security created by this Memorandum (collectively hereinafter referred to as the "Secured Obligations") in accordance with the terms and conditions contained in the Finance Documents. 2. CHARGE For the consideration aforesaid and as continuing security for the performance of the Secured Obligations, the Borrower, as legal and beneficial owner of the assets set out in Schedule 1 to this Memorandum ("Secured Assets") hypothecates the Secured Assets by way of firstpari passu charge, in favour of the Bank. Provided that in case when the Facility is sanctioned/ granted / continued to the Borrower by the Bank in consortium or multiple banking arrangements with other lenders (the "Other Lenders") then this first charge by way of hypothecation over the Secured Assets created / to be created by the Borrower in favour of the Bank, will be treated as pad passu charge thereon, subject to the Other Lenders also confirming / conferring / ceding similar pan passu charge over the Secured Assets created / to be created in their respective favour by the Borrower, to the Bank and this Memorandum will read and be construed to mention the first pad passu charge by way of hypothecation accordingly. 2. COVENANTS 4.1 So long as the Secured Obligations or any part thereof remains unpaid, the Borrower shall not deal with or dispose of any interest in the Secured Assets or part thereof in a manner prejudicial to the interests of the Bank except as provided in the Finance Documents. 4.2 The Borrower shall file a copy of this Memorandum along with duly completed form no. CHG-1 prescribed under the Companies Act, 2013 with the Registrar of Companies, having appropriate jurisdiction along with the requisite filing fee within the prescribed period without payment of penalty and shall deliver a copy thereof to the Bank. 4.3 (a) At its own cost and expense, the Borrower undertakes to keep all the Secured Assets fully insured against such risks, and for such amount(s) and for such period and in such form(s) as the Bank may from time to time require, either in the joint names of the Bank and the Borrower, or with the Bank named as loss payee therein, with such reputable insurer(s) as the Bank shall approve in writing. The Borrower shall deposit with the Bank all such insurances along with any cover notes and receipts evidencing payment of premia etc. The insurance should have a suitable non cancellation policy. (b) In relation to such insurances as are required to be maintained pursuant to sub-clause (a) above, the Borrower shall make punctual payment of all premia to be paid in relation to such insurances, and shall not do or suffer/cause/permit to be done any act which may invalidate such insurance. (c) In the event the Borrower becomes entitled to make any claims under the above insurances, the Borrower undertakes to promptly make a claim under such insurances, and apply all monies received either in reinstatement of the Secured Assets insured or towards repayment of the Secured Obligations. (d) If the Borrower fails to insure and / or keep insured any of the Secured Assets, the Bank shall, without prejudice to its rights and liabilities under this Memorandum or at law, be at liberty to insure and keep insured any of the Secured Assets, and the Borrower shall on demand repay the Bank all fees, costs, commissions and charges incurred by the Bank in doing so. 4.4 The Borrower shall furnish to the Bank on the last day of each and every month or at such intervals as may be decided by the Bank and notified to the Borrower and at any other time whenever required by the Bank, full and correct particulars/statements of all the Secured Assets comprising book debts and shall allow the Bank or its service providers to take inspection of all the books of accounts and shall produce such evidence as the Bank may require as to the value thereof. It shall be lawful for the Bank at any time and from time to time during the continuance of the security to appoint and employ at the expense of the Borrower in all respects and for such period as the Bank shall think fit one or more person(s) or a firm or a company to inspect the value of all or any of the Secured Assets comprising book debts on behalf of the Bank. 4.5 The Borrower shall not receive, compound or realise any of the Secured Assets comprising book debts nor do anything whereby the recovery of the same may be impeded without the prior written consent of the Bank and shall keep proper books of account of its business and shall at any time when required produce such books for inspection of the Bank and allow the Bank (through its employees and agents) to have access thereto and to make copies of or extracts therefrom. 4.6 Subject to the provisions of Clauses 4.4 and 4.5, the Borrower shall be at liberty in the ordinary course of business to recover all or any of the Secured Assets comprising book debts hereby hypothecated but the Borrower shall upon receipt of the proceeds of every sale of the Secured Assets comprising book debts pay the same forthwith to the Bank to be applied in reduction of the Borrower's indebtedness to the Bank in respect of the Facility. The Borrower shall not recover any of the Secured Assets comprising book debts upon being prohibited in writing by the Bank from doing so. Provided that in case where the Facility is sanctioned / granted / continued to the Borrower by the Bank in consortium or multiple banking arrangement with Other Lenders, then the Borrower may, at the instructions and/or with prior written consent of the Bank, deposit the proceeds of every sale mentioned above with the lead bank of the consortium or any of the Other Lenders authorised for such purpose by the Bank. 4.7 The Borrower may in the ordinary course of its business, sell the Secured Assets comprising the stock (or any part of it) unless prohibited to do so by the Bank. 4.8 The Borrower undertakes not to remove or permit to be removed, the Secured Assets comprising the stock (or any part of it) or divert or cause or permit them to be diverted while in transit except for the purpose set out in Clause 4.4 AND if Secured Assets comprising the stock (or any part of it) is shipped at any time, the Borrower shall, if the Bank so requires, hand over the bills of lading and / or shipping documents and / or documents of title endorsed in favour of the Bank and in default of the Borrower doing so the Bank shall be entitled to enter and take possession thereof wherever they may be found. 4.9 The Borrower undertakes to give prior written notice to the Bank of its intention to change the location to store the Secured Assets comprising of the stocks, mentioning the particular type or class of stocks affected and the address of the new place of storage. 4.10 The Borrower shall furnish to the Bank on the last day of each financial quarter (or other intervals as the Bank may demand), full and correct particulars/statements of Secured Assets comprising all stocks. These particulars shall include the quantity, description and their market value, their place of storage, whether they are in transit, and whether they are insured. 4.11 The Borrower shall allow the Bank or its service providers to inspect the Secured Assets comprising the stocks and records and produce such evidence as the Bank may require as to their cost and value. 4.12 At its expense, the Borrower authorizes the Bank to have the Secured Assets comprising the stocks valued by an appraiser/valuer that the Bank may appoint. The Bank shall be entitled to debit all costs and expenses incurred in this regard to Borrower's accounts in the Bank's books and until their repayment treat such amounts as an advance secured by this Memorandum. 4.13 At its own expense, the Borrower shall keep the Secured Assets comprising the stocks in marketable and good condition. 4.14 If required by the Bank, the Borrower shall place notice boards with the Bank's name legibly and distinctly printed in a conspicuous position at the entrance of and inside the factory/ godown/ premises or other places where the stocks are kept or shall be brought during the continuance of this Memorandum. 4.15 The Borrower shall observe and perform all covenants and undertakings set forth in the Finance Documents. Such covenants and undertakings are incorporated in this Memorandum by reference as if they were set forth in full. 4.16 The Borrower shall punctually pay all taxes and outgoings payable in respect of the Secured Assets, and ensure that the Secured Assets do not become charged with their payment. 4.17 Where applicable, at its own cost and expense, the Borrower shall maintain the Secured Assets in good repair and condition, and if required by the Bank, repair any defect. 5. SECURITY 5.1 The security created by or pursuant to this Memorandum will be a continuing security and shall remain in full force and effect notwithstanding any intermediate payment or settlement of account. 5.2 Nothing contained in this Memorandum shall operate so as to merge or otherwise prejudice, affect or exclude: 5.2.1 Any other security, guarantee or lien whether of or against the Borrower or of third parties which the Bank may for the time being hold or would have held but for this security; or

5.2.2 Any of the Bank's right or remedies in respect of any present or future security, guarantee, obligation or decree for the Borrower's indebtedness or liability to the Bank. 5.3 The security created by this Memorandum will be in addition and without prejudice to any other security, guarantee, liens, indemnities or other right or remedy that the Bank may now or in the future hold for payment/repayment of the Facility and other amounts secured by this Memorandum. 5.4 The Borrower will always keep the Secured Assets distinguishable and hold as exclusive property of, and specifically appropriated to, the Bank. 5.5 Unless otherwise agreed in writing between the Bank and the Borrower, the security created by or pursuant to this Memorandum will remain in full force and effect notwithstanding any amendments to or variation in the terms and provisions of the Finance Documents and/or transfer or assignment of the Facility or any rights or obligations thereunder by the Bank. 6. APPOINTMENT OF A RECEIVER If after granting or during the continuance of the Facility, the Borrower defaults in paying any moneys secured by this Memorandum or upon a breach of the terms and conditions of this Memorandum or upon any Event of Default under the Finance Documents, or in the sole judgment of the Bank circumstances occur that may prejudice or imperil the Secured Assets, then in such event, the Bank may in writing appoint or remove one or more Receivers of the security created by this Memorandum, under section 69A of The Transfer of Property Act, 1882. All powers provisions and trusts contained in Section 69A of The Transfer of Property Act, 1882 and all other applicable laws shall apply to the Receiver appointed by the Bank. 6. ENFORCEMENT & REMEDIES 7.1 If an Event of Default occurs or is continuing, without further notice to the Borrower and without prejudice to its rights and remedies under clause 6 and under law, the Bank may: 7.1.1 Through authorized agents and representatives, enter any place or premises where the Secured Assets or their records may be situated, kept or stored. For such entry, the Bank may do all acts deeds or things deemed necessary by the Bank. 7.1.2 Inspect, value, insure, take charge of, enforce, seize (without Court's intervention), recover, realize, receive or convert into money, all or any of the Secured Assets. 7.1.3 Either by public auction or by private contract, sell or assign all or any of the Secured Assets on such terms and conditions as the Bank thinks fit. 7.1.4 Apply the net proceeds of such sale/assignment towards repayment of the Secured Obligations. 7.1.5 Compromise or settle with any third party. 7.2 The Borrower undertakes not to take any action inconsistent with or prejudicial to these rights of the Bank. 7.3 The Borrower agrees to accept the Bank's accounts as sufficient evidence of the amount received on sale/realization and of all charges and expenses incurred by the Bank. 7.4 The Borrower confirms that the Bank or any Receiver that the Bank appoints will not be liable for any loss or damage the Borrower may suffer if the Bank or such Receiver exercises any of its rights and powers under law or this Memorandum.

7.5 The Borrower shall pay the shortfall or deficiency, if the net sum realized by such sale/assignment is insufficient to pay the dues secured by this Memorandum. The Bank shall not be in any way responsible or liable for any loss or damage that may be suffered by the Borrower by reason of the Bank exercising or not exercising its rights under this Memorandum. 7.6 If any surplus remains with the Bank after payment of the dues secured by this Memorandum, then it will apply it in payment or liquidation of any other moneys due from the Borrower to the Bank, whether solely or jointly with any other person. 7.7 The Bank shall be at liberty to apply any other moneys in the hands of the Bank standing to Borrower's credit or belonging to Borrower in or towards the payment of the balances under the Facility/Secured Obligations, provided that nothing herein contained shall in any manner prejudice or affect any other remedy of the Bank against the Borrower. 8. FURTHER ASSURANCES 8.1 The Borrower assures the Bank that, subject to the security created under this Memorandum, all security (present and future) whether now hypothecated or which may be hypothecated in future, are and will be the Borrower's absolute and unencumbered property with full power of disposition and realization. The Borrower further assures that it shall not create any security over or part with possession of the Secured Assets or any part thereof specially or otherwise in favour of any other party. The Borrower assures not to create any security ranking senior or pan passu with and/or subject to the security created by this Memorandum, without obtaining the prior written consent of the Bank. 8.2 To enable the Bank to exercise its rights under this Memorandum and more fully assure the Secured Assets to the use of the Bank, the Borrower agrees to: 8.2.1 Transfer and deliver to the Bank the relative contracts, securities and all other documents; 8.2.2 To sign/furnish all deeds, documents, and papers; and 8.2.3 To furnish such other information and do such acts, deeds and things as may be required by the Bank. The Borrower unconditionally agrees that on the Borrower's failure to do 8.2.1, 8.2.2 and / or 8.2.3 above within a week of written demand by the Bank, then the Bank may execute such documents itself on behalf of the Borrower. 8.3 The Borrower shall not have any claim whatsoever against the Bank in relation to any act or thing done, omitted, permitted or suffered by the Bank in exercising its rights/powers under this Memorandum and such exercise shall be without prejudice to the Bank's other rights and remedies in law and notwithstanding that there may be any pending suit or proceedings relating to the Secured Assets or the security created by this Memorandum. 8. ATTORNEY 9.1 The Bank shall have all powers incidental and necessary to enforce and realize the security created by this Memorandum. At the Borrower's risk and expense, the Borrower irrevocably appoints the Bank as its attorney to do all acts, deeds and things necessary to so enforce and realize the security created by this Memorandum. Without prejudice to powers conferred on the Bank under this Memorandum, the Borrower agrees: 9.2 If necessary, to execute a formal power of attorney(ies) in favour of the Bank in such form and name as may be advised by the Bank; and 9.3 To furnish information, reports, returns, certificates and statements as the Bank may require in connection with the security created by this memorandum

10. COVENANTS 10.1 Affirmative Covenants For so long as the Facility or part thereof is still outstanding, the Borrower: 10.1.1 shall allow the representative(s) and / or nominee(s) of the Bank to enter into its premises in order to inspect the property, books of account and other relevant accounts, documents and records provided to the Bank as security for the obligations of the Borrower under / in respect of the Facility. The Borrower shall promptly repay the Bank all costs and expenses incurred in respect of such inspection. 10.1.2 shall execute in favour of the Bank and / or its / their nominee(s) such further documents, forms and / or papers as the Bank may in its absolute discretion require in connection with the Facility/this Memorandum. 10.1.3 shall utilise the Facility only for the purpose for which it was extended by the Bank. 10.1.4 shall immediately notify the Bank upon becoming aware of any Default, Event of Default or potential Event of Default. 10.1.5 shall not breach, or cause to be breached, the financial covenants stipulated by the Bank. 10.1.6 shall ensure that the security provided under this Memorandum is of such value as is sufficient to meet the security margin requirements of the Bank. In the event either the value of the security provided under this Memorandum deteriorates, or the Bank advances further sum(s) to the Borrower such that the value of the security provided under this Memorandum does not meet the security margin requirements of the Bank, the Borrower shall deposit with the Bank (as the Bank may direct) the additional security in the form of cash or such other securities as are acceptable to the Bank, failing which the Bank may at its discretion sell, dispose of, or realise any or all of the security provided under this Memorandum without being liable for any loss or damage or diminution in value of the security provided under this Memorandum. 10. NOTICES 11.1 Any notices to be provided by either party shall be in writing, signed by an authorised officer, if sent by post, delivered to the addresses set out below or to such other address as may be notified for the purpose by the Parties from time to time, and if sent by facsimile, sent to the numbers notified below or to such other number as may be notified for the purpose by the parties from time to time. Notices shall be deemed to have been delivered two (2) business days following dispatch. Address of the Borrower: HallMark Towers, No. 35(SP), Developed Plot Estate, Guindy, Chennai - 600 032 Facsimile: Address of the Bank: 19, Rajaji Salai, Chennai - 600001 Facsimile:

11.2 The Borrower agrees that all instructions and / or correspondence sent by the Borrower to the Bank are sent at its risk, and the Bank does not assume any responsibility for any inaccuracy, interruption, error, delay or failure in transmission or delivery whether sent by post, courier, e-mail or any other form of written or electronic communication. 12. WAIVER The Bank's failure to exercise or delay in exercising any of its right, power, privilege or remedy under this Memorandum will not operate as a waiver or acquiescence, nor will any single or partial exercise of any right, power, privilege or remedy prevent any further or other exercise or the exercise of any other right, power, privilege or remedy. The rights, powers, privileges and remedies provided to the Bank under this Memorandum are cumulative and not exclusive of any rights or remedies provided by law or in equity, by statute or otherwise. 12. ANY CONFLICT OR INCONSISTENCY The Borrower hereby repeats the representations and warranties as mentioned in the Finance Documents and agrees to abide by all the terms and conditions as mentioned in the Finance Documents. The terms of the Finance Documents shall from part of this Memorandum and shall be in addition to and be read in conjunction with the terms of this Memorandum. If there are any inconsistencies between the terms of the Finance Documents and this Memorandum then, the terms of this Memorandum shall prevail. 12. SEVERABILITY Any provision of this Memorandum which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of prohibition or un-enforceability but that shall not invalidate the remaining provisions of this Memorandum nor affect such provision in any other jurisdiction. 12. COUNTERPARTS This Memorandum may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Memorandum. 12. GOVERNING LAW AND JURISDICTION This Memorandum and all non-contractual obligations arising in any way out of or in connection with this Memorandum are governed by Indian law and the Borrower irrevocably submits to the non-exclusive jurisdiction of the courts in India at the place as mentioned in Schedule 2 (Miscellaneous) hereto. This shall not however limit the rights of the Bank to take proceedings in any court of competent jurisdiction.

Schedule 1 (Description of Assets) Book Debts All present and future book debts, outstandings, moneys receivable, claims and bills which are now due and owing or which may at any time during the continuance of this security become due and owing to the Borrower in the course of its business by any person, firm, company or body corporate or by the Government Department or office or any Municipal or Local or Public or Semi Government body or authority or any body corporate or undertaking or project whatever in the public sector. Stocks All present and future stock in trade consisting of raw materials, finished goods, goods in process of manufacturing and other merchandise whatsoever, being movable properties, now or at any time after this Memorandum: i. Belonging to the Borrower; or ii. At the Borrower's disposal; or iii. Stored or be stored or brought in to upon or in course of transit to the Borrower's factory or at any other place in the Borrower's possession or occupation or at any other place).

Schedule 2 Miscellaneous Place of Execution of this Memorandum Date of Execution Details of the Borrower Name: Majesco Software and Solutions India Private Limited Address of Registered office/principal place of business/Address of Residence: MNDC P-136 Millenium Business Park Mahape Navi Mumbai, Maharashtra 400710 Branch Address (if applicable): HallMark Towers, No. 35(SP), Developed Plot Estate, Guindy, Chennai - 600 032 Type of the Borrower: Company incorporated under Companies Act 1956 / Companies Act, 2013 Inclusion in the definition of the term Borrower: Unless it be repugnant to the subject or as the context may permit or require, the term Borrower includes: (a) In case of a company or limited liability partnership or body corporate, its successors and permitted assigns. Branch Address of the Bank 19, Rajaji Salai, Chennai - 600001 Facility amount (maximum principal amount) INR 200,000,000/- (Indian Rupees Twenty Crores Only) Details of Facility Agreement Facility Letter dated bearing reference no. addressed by the Bank to the Borrower, as may be amended, modified or supplemented from time to time ("Facility Letter") and the Master Credit Terms (uncommitted) dated , as may be amended, modified, varied or supplemented from time to time ("Master Credit Terms"). Non- Exclusive Jurisdiction Courts at Chennai, India

In Witness Whereof the Borrower has executed this Memorandum on the date and at the place as mentioned in Schedule 2 (Miscellaneous) above. The Common Seal of Majesco Software and Solutions India Private Limited, the Borrower has been affixed hereto pursuant to the resolution of its Board of Directors dated, in the presence of and who have in token thereof subscribed his / her / their respective signature(s) hereto.))))))